UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):           September 1, 2009

ASPECT GLOBAL DIVERSIFIED FUND LP
(Exact name of registrant as specified in its charter)

     Delaware                               333-148049                   72-3236572
(State of Incorporation)                   (Commission File No.)            ( IRS Employer Identification No.)

c/o Steben & Company, Inc.
2099 Gaither Road, Suite 200
Rockville, Maryland    20850
(Address of Principal Executive Office)(zip code)

(240) 631-9808
Registrant’s telephone number, including area code:
_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

         [  ]   Written communications pursuant to Rule 425 under the
                Securities Act (17 CFR 230.425)

         [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange
                Act (17 CFR 240.14a-12)

         [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS.
Effective September 1, 2009, Mr. Ahmed S. Hassanein, is no longer employed by Steben & Company, Inc. (“SCI”), the General Partner of the Aspect Global Diversified Fund LP.  In addition, Mr. Hassanein no longer serves on the board of directors of SCI.

Also Effective September 1, 2009, Ms. Yun Callahan has been appointed as SCI’s Interim Chief Financial Officer. Yun Callahan, CPA is Controller and Interim Chief Financial Officer.  Ms. Callahan, born in May 1972, received her Bachelor of Science degrees in Accounting and International Business from the University of Maryland at College Park in May 1997.  Prior to joining Steben & Company, Inc. in June 2008, Ms. Callahan held several positions in the Finance department at NCB, a financial institution chartered by United States Congress in 1978 to facilitate lending to cooperatives and cooperative-like organizations, from September 2002 to June 2008.  She spent the majority of her tenure as a Financial Analyst, responsible for all aspect of the accounting functions as it relates to derivative instruments.  Ms. Callahan was also involved in the planning and budget process at NCB as well as serving as an underwriter of commercial loan transactions.  Currently, Ms. Callahan is pending as a CFTC listed principal of Steben & Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aspect Global Diversified Fund LP
By:  Steben & Company, Inc.
General Partner

Date:  September 3, 2009

By:

   /s/ Ken Steben

Kenneth E. Steben
President of the General Partner